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                                  EXHIBIT 23.1



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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS
THE SPECTRANETICS CORPORATION:


We consent to incorporation by reference in the registration statements
Nos. 33-46725, 33-52718, 33-88088, 33-85198, 33-99406, and 333-08489 on
Form S-8 and 333-06971 on Form S-3 of The Spectranetics Corporation of our reports dated January 31, 1997, relating to the consolidated balance sheets of The Spectranetics Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and the related consolidated financial statement schedule, which reports appear in the December 31, 1996 annual report on Form 10-K of The Spectranetics Corporation.



                                            /s/ KPMG PEAT MARWICK LLP
                                            KPMG PEAT MARWICK LLP

Denver, Colorado
March 21, 1997